Exhibit 10.1


                         WATTS WATER TECHNOLOGIES, INC.

                       Non-Employee Director Compensation

      The annual compensation payable by Watts Water Technologies, Inc. (the "Corporation") to non-employee Directors as determined by the Board of Directors of the Corporation on February 6, 2007 is as follows:

      1.    $30,000 annual retainer

      2. Annual grant of Class A Common Stock under the Corporation's 2004 Stock Incentive Plan with a fair market value on the date of grant equal to $45,000

      3. $2,000 for each regularly scheduled Board of Directors meeting attended in person

      4. The Chairman of the Board of Directors shall receive an additional annual retainer of $5,000

      5. The Chairman of the Audit Committee shall receive an additional annual retainer of $10,000

      6. The Chairman of each of the Compensation Committee and the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $3,000

      There shall be no additional compensation paid for attendance at meetings of committees of the Board of Directors or for participation in meetings of the Board of Directors held by telephone conference call.